March 2021 Pricing Supplement No. A382 Registration Statement No. 333-238458-02 Dated March 2, 2021 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The securities are unsecured obligations of Credit Suisse, will pay no interest and do not guarantee any return of principal at maturity. At maturity, if the Basket has appreciated in value, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. However, if the Basket has depreciated in value, investors will lose 1% for each 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be less than the principal amount and could be zero. Accordingly, you may lose your entire investment. The securities are for investors who seek an equity component-based return and who are willing to risk their principal and forgo current income and upside above the Maximum Payment at Maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the Basket. Investors may lose their entire investment in the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch.
Basket:	Basket Component	Ticker	Initial Component Level	Component Weighting
	iShares® MSCI Brazil ETF	EWZ UP <Equity>	$32.11	25/100
	iShares® China Large-Cap ETF	FXI UP <Equity>	$49.40	25/100
	iShares® MSCI India ETF	INDA UF <Equity>	$42.44	25/100
	VanEck Vectors® Russia ETF	RSX UF <Equity>	$25.38	25/100
For more information on the Basket Components, see “The Basket Components” herein.
Aggregate Principal Amount:	$2,427,550
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Payment at Maturity:	If the Final Basket Level is greater than the Initial Basket Level, the lesser of (i) the Maximum Payment at Maturity and (ii) an amount calculated as follows:
$10 + Leveraged Upside Payment
In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
If the Final Basket Level is less than or equal to the Initial Basket Level, an amount calculated as follows:
$10 × Basket Performance Factor
Under these circumstances, the Payment at Maturity will be less than or equal to the principal amount of $10.
Leveraged Upside Payment:	$10 × Leverage Factor × Basket Percent Increase
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 7 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.175(1)
		$0.05(2)	$9.775
Total	$2,427,550	$54,619.88	$2,372,930.12

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.225 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.69 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Terms continued from previous page:
Basket Percent Increase:	Final Basket Level – Initial Basket Level Initial Basket Level
Basket Performance Factor:	Final Basket Level Initial Basket Level
Initial Component Level:	For each Basket Component, the closing level of such Basket Component on the Trade Date.
Final Component Level:	For each Basket Component, the closing level of such Basket Component on the Valuation Date
Basket Component Return:	For each Basket Component, the Final Component Level divided by the Initial Component Level. “EWZ Component Return” is the Basket Component Return for the iShares® MSCI Brazil ETF. “FXI Component Return” is the Basket Component Return for the iShares® China Large-Cap ETF. “INDA Component Return” is the Basket Component Return for the iShares® MSCI India ETF. “RSX Component Return” is the Basket Component Return for the VanEck Vectors® Russia ETF.
Initial Basket Level:	Set equal to 100 on the Trade Date.
Final Basket Level:	100 x [(EWZ Component Return x EWZ Component Weighting) + (FXI Component Return x FXI Component Weighting) + (INDA Component Return x INDA Component Weighting) + (RSX Component Return x RSX Component Weighting)]
Leverage Factor:	300%
Maximum Payment at Maturity:	$12.15 per security (121.50% of the principal amount).
Trade Date:	March 2, 2021
Settlement Date:	March 5, 2021 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	April 4, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	April 7, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Payment at Maturity will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities— Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP/ISIN:	22551F566 / US22551F5668
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International

PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022 can be used:

▪	As an alternative to direct exposure to the Basket Components that enhances returns for a certain range of positive performance of the Basket Components, subject to the Maximum Payment at Maturity.

▪	To enhance returns and potentially outperform the Basket Components in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the Basket Components as a direct investment, subject to the Maximum Payment at Maturity, while using fewer dollars by taking advantage of the Leverage Factor.

The securities are exposed on a 1:1 basis to the negative performance of the Basket.

Maturity:	Approximately 13 months.
Leverage Factor:	300% (applicable only if the Final Basket Level is greater than the Initial Basket Level).
Maximum Payment at Maturity:	$12.15 per security (121.50% of the principal amount).
Minimum Payment at Maturity:	None. Investors may lose their entire initial investment in the securities.
Coupon:	None.
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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged exposure to a certain range of positive performance of a weighted basket consisting of four Basket Components. In exchange for enhanced performance of 300% of the appreciation of the Basket, investors forgo performance above the Maximum Payment at Maturity of $12.15 per security. At maturity, if the Basket has appreciated in value, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. However, if the Basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be less than the principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Credit Suisse.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the Basket Components within a certain range of positive performance.
Upside Scenario	The Basket increases in value, and, at maturity, you receive a full return of principal as well as 300% of the increase in the value of the Basket, subject to the Maximum Payment at Maturity of $12.15 per security (121.50% of the principal amount). For example, if the Final Basket Level is 3% greater than the Initial Basket Level, the securities will provide a total return of 9% at maturity.
Par scenario	The Final Basket Level is equal to the Initial Basket Level. In this case, you receive the principal amount of $10 at maturity.
Downside Scenario	The Basket declines in value, and, at maturity, the securities redeem for less than the principal amount by an amount proportionate to the decline in the value of the Basket from the Initial Basket Level to the Final Basket Level. For example, if the Final Basket Level is 30% less than the Initial Basket Level, the securities will redeem at maturity for a loss of 30% of principal at $7, or 70% of the principal amount. There is no minimum Payment at Maturity on the securities, and you could lose your entire investment.
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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Securities Work

The numbers appearing in the sections below have been rounded for ease of analysis.

Payoff Diagram

The payoff diagram below illustrates the Payment at Maturity on the securities based on the following terms:

Principal Amount:	$10 per security
Leverage Factor:	300%
Maximum Payment at Maturity:	$12.15 per security (121.50% of the principal amount)
Minimum Payment at Maturity:	None

Securities Payoff Diagram

See the next page for a description of how the securities work.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

▪	Upside Scenario. If the Final Basket Level is greater than the Initial Basket Level, the investor would receive the $10 principal amount plus 300% of the appreciation of the Basket from the Initial Basket Level to the Final Basket Level, subject to the Maximum Payment at Maturity. Under the terms of the securities, an investor will realize the Maximum Payment at Maturity at a Final Basket Level of approximately 107.1667% of the Initial Basket Level.

▪	If the Basket appreciates 2%, the investor would receive a 6% return, or $10.60 per security.

▪	If the Basket appreciates 40%, the investor would receive only the Maximum Payment at Maturity of $12.15 per security, or 121.50% of the principal amount.

▪	Par Scenario. If the Final Basket Level is equal to the Initial Basket Level, the investor would receive the $10 principal amount.

▪	Downside Scenario. If the Final Basket Level is less than the Initial Basket Level, the investor would receive an amount that is less than the $10 principal amount, based on a 1% loss of principal for each 1% decline in the Basket. Under these circumstances, the Payment at Maturity will be less than the principal amount per security. There is no minimum Payment at Maturity on the securities.

▪	If the Basket depreciates 30%, the investor would lose 30% of the investor’s principal and receive only $7 per security at maturity, or 70% of the principal amount.

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Principal at Risk Securities

Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The investment in the securities may result in a loss. The securities do not guarantee any return of your principal amount. You could lose up to $10 per $10 principal amount of securities. If the Final Basket Level is less than the Initial Basket Level, you will lose 1% of your principal for each 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity at maturity is based on the performance of the Basket. Because the Payment at Maturity due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If the Final Basket Level is greater than the Initial Basket Level, for each $10 principal amount of securities, you will be entitled to receive at maturity the lesser of (i) the Maximum Payment at Maturity and (ii) the sum of $10 and the Leveraged Upside Payment, which will equal the product of (a) $10, (b) the Leverage Factor and (c) the percentage change of the Basket from the Initial Basket Level to the Final Basket Level. The Payment at Maturity will not exceed the Maximum Payment at Maturity, regardless of the appreciation in the level of the Basket, which may be significant.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Basket Components

▪	Changes in the levels of the Basket Components may offset each other. Movements in the levels of the Basket Components may not correlate with each other. At a time when the level of one of the Basket Components increases, the level of the other Basket Component may not increase as much or may even decline. Therefore, in calculating the Final Basket Level, an increase in the level of one of the Basket Components may be moderated, or more than offset, by a lesser increase or decline in the level of the other Basket Component.

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Principal at Risk Securities

▪	The probability that the Final Basket Level will be less than the Initial Basket Level will depend on the volatility of the Basket Components. “Volatility” refers to the frequency and magnitude of changes in the levels of the Basket Components. The greater the expected volatility with respect to the Basket Components on the Trade Date, the higher the expectation as of the Trade Date that the Final Basket Level could be less than the Initial Basket Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the Trade Date. The volatility of the Basket Components can change significantly over the term of the securities. The levels of the Basket Components could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket Components and the potential to lose a significant amount of your principal at maturity.

▪	There are risks associated with the Basket Components. Although shares of the Basket Components are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Basket Components or that there will be liquidity in the trading market. Each Basket Component is subject to management risk, which is the risk that a Basket Component’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Basket Component’s investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Basket Component. Any of these actions could adversely affect the price of the shares of each Basket Component and consequently the value of the securities. For additional information on the Basket Components, see “The Basket Components” herein.

▪	The performance and market value of each Basket Component, particularly during periods of market volatility, may not correlate to the performance of its Tracked Index. Each Basket Component will generally invest in all of the equity securities included in the index tracked by such Basket Component (each such index, a “Tracked Index”), but may not fully replicate such Tracked Index. There may be instances where a Basket Component’s investment advisor may choose to overweight another stock in such Basket Component’s Tracked Index, purchase securities not included in such Basket Component’s Tracked Index that such investment advisor believes are appropriate to substitute for a security included in such Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of each Basket Component will reflect additional transaction costs and fees that are not included in the calculation of such Basket Component’s Tracked Index. Finally, because the shares of each Basket Component are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Basket Component may differ from the net asset value per share of such Basket Component.

During periods of market volatility, securities held by each Basket Component may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Basket Component and the liquidity of such Basket Component may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Basket Component. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Basket Component. As a result, under these circumstances, the market value of shares of each Basket Component may vary substantially from the net asset value per share of such Basket Component. For all the foregoing reasons, the performance of each Basket Component may not correlate with the performance of its Tracked Index. For additional information on the Basket Components, see “The Basket Components” herein.

▪	Emerging markets risk. The Basket Components are exposed to the political and economic risks of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the performance of the securities.

▪	Foreign securities markets risk. Some or all of the assets included in the Basket Components are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with

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Principal at Risk Securities

the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the Basket Components may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the Basket Components, and therefore the performance of the Basket Components and the value of the securities.

▪	Currency exchange risk. Because the prices of the equity securities included in each Basket Component are converted into U.S. dollars for purposes of calculating the level of each Basket Component, investors will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in each Basket Component trade. Currency exchange rates may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes in currency exchange rates, including changes in liquidity and prices, can occur within very short periods of time. Currency exchange rate risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities included in each Basket Component, the level of each Basket Component and the value of the securities.

▪	No ownership rights relating to the Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Basket Components or the assets that comprise the Basket Components. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Basket Components or the assets that comprise the Basket Components. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Basket Components or the assets that comprise the Basket Components.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Basket Components. However, an adjustment will not be required in response to all events that could affect the Basket Components. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in any accompanying product supplement.

Risks Relating to the Issuer

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

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Risks Relating to Conflicts of Interest

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Basket Components or instruments related to the Basket Components. We, any dealer or our or their respective affiliates may also trade in the Basket Components or instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Component Level and the Payment at Maturity. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or calculation of the closing level in the event of a market disruption event or discontinuance of the Basket Components. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Component Level, and therefore, could increase the levels at or above which the Basket Components must close so that you are not exposed to the negative performance of the Basket on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of the Basket Components, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Basket Components;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Basket Components;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Basket Components or markets generally and which may affect the level of the Basket; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is

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Principal at Risk Securities

less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

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The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Basket Components and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Basket Components

The iShares® MSCI Brazil ETF

We have derived all information contained herein regarding the iShares® MSCI Brazil ETF from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors, which maintains and manages the iShares® MSCI Brazil ETF and acts as investment advisor to the iShares® MSCI Brazil ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the iShares® MSCI Brazil ETF. The iShares® MSCI Brazil ETF is an exchange-traded fund that seeks to track the investment results of the MSCI Brazil 25/50 Index, an equity index that is designed to measure the performance of the large- and mid-capitalization segments of the equity market in Brazil.

iShares, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil ETF. Information filed by iShares Inc. with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 033-97598 and 811-09102. Shares of the iShares® MSCI Brazil ETF are listed on the NYSE Arca under ticker symbol “EWZ.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on March 2, 2021:

Bloomberg Ticker Symbol:	EWZ UP
Current Closing Level:	$32.11
52 Weeks Ago (on 3/3/2020):	$38.49
52 Week High (on 3/4/2020):	$38.78
52 Week Low (on 3/23/2020):	$20.82

The following graph sets forth the daily closing levels of the iShares® MSCI Brazil ETF for the period from January 4, 2016 through March 2, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the iShares® MSCI Brazil ETF for each quarter in the same period. The closing level of the iShares® MSCI Brazil ETF on March 2, 2021 was $32.11. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the iShares® MSCI Brazil ETF as an indication of its future performance, and no assurance can be given as to the closing level of the iShares® MSCI Brazil ETF on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® MSCI Brazil ETF Daily Closing Levels January 4, 2016 to March 2, 2021

The iShares® MSCI Brazil ETF	High	Low	Period End
2016
First Quarter	$26.93	$17.33	$26.30
Second Quarter	$30.13	$24.96	$30.13
Third Quarter	$35.10	$29.03	$33.73
Fourth Quarter	$38.19	$31.11	$33.34
2017
First Quarter	$40.15	$34.46	$37.46
Second Quarter	$40.44	$32.75	$34.14
Third Quarter	$43.35	$33.88	$41.69
Fourth Quarter	$43.34	$37.74	$40.45
2018
First Quarter	$47.33	$41.68	$44.88
Second Quarter	$44.17	$31.00	$32.05
Third Quarter	$37.55	$30.72	$33.73
Fourth Quarter	$41.61	$33.71	$38.20
2019
First Quarter	$45.46	$39.28	$40.99
Second Quarter	$44.38	$36.99	$43.72
Third Quarter	$46.73	$38.89	$42.13
Fourth Quarter	$47.69	$40.58	$47.45
2020
First Quarter	$48.41	$20.82	$23.56
Second Quarter	$33.27	$21.79	$28.76
Third Quarter	$33.50	$27.17	$27.66
Fourth Quarter	$37.89	$26.86	$37.07
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The iShares® MSCI Brazil ETF	High	Low	Period End
2021
First Quarter (through March 2, 2021)	$38.61	$31.84	$32.11
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Principal at Risk Securities

The iShares® China Large-Cap ETF

We have derived all information contained herein regarding the iShares® China Large-Cap ETF from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors, which maintains and manages the iShares® China Large-Cap ETF and acts as investment advisor to the iShares® China Large-Cap ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the iShares® China Large-Cap ETF. The iShares® China Large-Cap ETF is an exchange-traded fund that seeks to track the investment results of the FTSE China 50™ Index, which is designed to measure the performance of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong and are available to international investors.

The iShares Trust is a registered investment company that consists of numerous investment portfolios, including the iShares® China Large-Cap ETF. Information filed by the iShares Trust with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-92935 and 811-09729. Shares of the iShares® China Large-Cap ETF are listed on the NYSE Arca under ticker symbol “FXI.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on March 2, 2021:

Bloomberg Ticker Symbol:	FXI UP
Current Closing Level:	$49.40
52 Weeks Ago (on 3/3/2020):	$40.82
52 Week High (on 2/17/2021):	$54.47
52 Week Low (on 3/16/2020):	$33.91

The following graph sets forth the daily closing levels of the iShares® China Large-Cap ETF for the period from January 4, 2016 through March 2, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the iShares® China Large-Cap ETF for each quarter in the same period. The closing level of the iShares® China Large-Cap ETF on March 2, 2021 was $49.40. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the iShares® China Large-Cap ETF as an indication of its future performance, and no assurance can be given as to the closing level of the iShares® China Large-Cap ETF on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

March 2021	Page 17

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® China Large-Cap ETF Daily Closing Levels January 4, 2016 to March 2, 2021

The iShares® China Large-Cap ETF	High	Low	Period End
2016
First Quarter	$34.15	$28.44	$33.77
Second Quarter	$35.12	$31.24	$34.22
Third Quarter	$39.02	$33.45	$38.01
Fourth Quarter	$39.04	$33.97	$34.71
2017
First Quarter	$39.62	$35.15	$38.49
Second Quarter	$40.60	$37.58	$39.71
Third Quarter	$45.07	$39.48	$44.04
Fourth Quarter	$48.32	$44.18	$46.17
2018
First Quarter	$54.00	$45.97	$47.24
Second Quarter	$48.77	$41.99	$42.97
Third Quarter	$44.29	$40.39	$42.82
Fourth Quarter	$43.02	$38.26	$39.08
2019
First Quarter	$45.17	$38.09	$44.27
Second Quarter	$45.85	$39.93	$42.77
Third Quarter	$43.40	$37.67	$39.80
Fourth Quarter	$43.71	$39.63	$43.63
2020
First Quarter	$45.28	$33.91	$37.54
Second Quarter	$41.56	$36.01	$39.70
Third Quarter	$45.53	$40.16	$42.00
Fourth Quarter	$48.62	$42.03	$46.43
2021
First Quarter (through March 2, 2021)	$54.47	$46.30	$49.40
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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® MSCI India ETF

We have derived all information contained herein regarding the iShares® MSCI India ETF from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors, which maintains and manages the iShares® MSCI India ETF and acts as investment advisor to the iShares® MSCI India ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the iShares® MSCI India ETF. The iShares® MSCI India ETF is an exchange-traded fund that seeks to track the investment results of the MSCI India Index, which is designed to measure the performance of the large- and mid-capitalization segments of the Indian securities market.

iShares, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI India ETF. Information filed by iShares, Inc. with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-92935 and 811-09729. Shares of the iShares® MSCI India ETF are listed on the Cboe BZX Exchange under ticker symbol “INDA.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on March 2, 2021:

Bloomberg Ticker Symbol:	INDA UF
Current Closing Level:	$42.44
52 Weeks Ago (on 3/3/2020):	$31.96
52 Week High (on 2/17/2021):	$43.10
52 Week Low (on 3/23/2020):	$20.50

The following graph sets forth the daily closing levels of the iShares® MSCI India ETF for the period from January 4, 2016 through March 2, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the iShares® MSCI India ETF for each quarter in the same period. The closing level of the iShares® MSCI India ETF on March 2, 2021 was $42.44. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the iShares® MSCI India ETF as an indication of its future performance, and no assurance can be given as to the closing level of the iShares® MSCI India ETF on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The iShares® MSCI India ETF Daily Closing Levels January 4, 2016 to March 2, 2021

The iShares® MSCI India ETF	High	Low	Period End
2016
First Quarter	$27.18	$23.65	$27.12
Second Quarter	$28.43	$25.99	$27.92
Third Quarter	$30.58	$27.91	$29.41
Fourth Quarter	$29.99	$25.84	$26.81
2017
First Quarter	$31.60	$26.93	$31.49
Second Quarter	$32.97	$31.13	$32.10
Third Quarter	$34.83	$32.29	$32.85
Fourth Quarter	$36.07	$32.68	$36.07
2018
First Quarter	$38.06	$32.97	$34.13
Second Quarter	$34.95	$32.57	$33.29
Third Quarter	$36.14	$32.47	$32.47
Fourth Quarter	$33.56	$29.30	$33.34
2019
First Quarter	$35.66	$31.65	$35.25
Second Quarter	$36.38	$32.68	$35.30
Third Quarter	$35.85	$31.01	$33.57
Fourth Quarter	$35.45	$32.18	$35.15
2020
First Quarter	$36.18	$20.50	$24.11
Second Quarter	$29.64	$22.01	$29.02
Third Quarter	$34.57	$29.67	$33.86
Fourth Quarter	$40.22	$33.54	$40.22
2021
First Quarter (through March 2, 2021)	$43.10	$39.14	$42.44
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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The VanEck Vectors® Russia ETF

We have derived all information contained herein regarding the VanEck Vectors® Russia ETF from publicly available information. Such information reflects the policies of, and is subject to change by, Van Eck Associates Corporation, which maintains and manages the VanEck Vectors® Russia ETF and acts as investment advisor to the VanEck Vectors® Russia ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the VanEck Vectors® Russia ETF. The VanEck Vectors® Russia ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Russia Index, which includes publicly traded companies that are incorporated in Russia or that are incorporated outside of Russia but have at least 50% of their revenues/related assets in Russia.

The VanEck Vectors ETF Trust is a registered investment company that consists of numerous separate investment portfolios, including the VanEck Vectors® Russia ETF. Information filed by the VanEck Vectors ETF Trust with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-123257 and 811-10325. Shares of the VanEck Vectors® Russia ETF are listed on the Cboe BZX Exchange under ticker symbol “RSX.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any product supplement, the prospectus supplement or the prospectus.

Information as of market close on March 2, 2021:

Bloomberg Ticker Symbol:	RSX UF
Current Closing Level:	$25.38
52 Weeks Ago (on 3/3/2020):	$21.33
52 Week High (on 1/14/2021):	$26.26
52 Week Low (on 3/18/2020):	$13.38

The following graph sets forth the daily closing levels of the VanEck Vectors® Russia ETF for the period from January 4, 2016 through March 2, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the VanEck Vectors® Russia ETF for each quarter in the same period. The closing level of the VanEck Vectors® Russia ETF on March 2, 2021 was $25.38. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the VanEck Vectors® Russia ETF as an indication of its future performance, and no assurance can be given as to the closing level of the VanEck Vectors® Russia ETF on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The VanEck Vectors® Russia ETF Daily Closing Levels January 4, 2016 to March 2, 2021

The VanEck Vectors® Russia ETF	High	Low	Period End
2016
First Quarter	$16.77	$12.19	$16.36
Second Quarter	$18.13	$15.91	$17.42
Third Quarter	$19.13	$17.14	$18.76
Fourth Quarter	$21.82	$17.74	$21.22
2017
First Quarter	$22.08	$19.34	$20.67
Second Quarter	$21.30	$18.17	$19.17
Third Quarter	$22.29	$19.06	$22.29
Fourth Quarter	$22.56	$20.78	$21.21
2018
First Quarter	$24.31	$21.53	$22.74
Second Quarter	$22.85	$19.97	$21.24
Third Quarter	$22.33	$19.13	$21.56
Fourth Quarter	$21.88	$18.44	$18.75
2019
First Quarter	$21.47	$19.03	$20.60
Second Quarter	$23.83	$20.66	$23.63
Third Quarter	$24.12	$21.47	$22.81
Fourth Quarter	$25.98	$22.38	$24.98
2020
First Quarter	$26.51	$13.26	$16.64
Second Quarter	$21.81	$16.34	$20.80
Third Quarter	$23.51	$20.72	$20.99
Fourth Quarter	$25.32	$19.47	$24.16
2021
First Quarter (through March 2, 2021)	$26.26	$23.65	$25.38
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Principal at Risk Securities

The Basket

The following tables and graph are calculated to show the performance of the basket during the period from January 4, 2016 through March 2, 2021, assuming the Basket Components were equally weighted such that the Initial Basket Level was 100 on March 2, 2021.

Information as of market close on March 2, 2021:

Current Closing Level:	100
52 Weeks Ago (on 3/3/2020):	90.46
52 Week High (on 2/17/2021):	106.29
52 Week Low (on 3/23/2020):	60.68

The second table sets forth the high and low closing levels, as well as end-of-quarter closing levels, of the Basket for each quarter in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Basket as an indication of its future performance, and no assurance can be given as to the closing level of the Basket on the Valuation Date.

Basket Daily Closing Levels January 4, 2016 to March 2, 2021

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Basket	High	Low	Period End
2016
First Quarter	70.30	55.27	69.92
Second Quarter	75.28	66.95	75.28
Third Quarter	83.75	72.89	81.31
Fourth Quarter	84.73	76.94	80.20
2017
First Quarter	89.42	81.79	87.55
Second Quarter	91.34	82.64	84.46
Third Quarter	98.13	84.27	96.05
Fourth Quarter	99.75	93.80	97.00
2018
First Quarter	109.85	97.65	101.35
Second Quarter	101.01	84.88	87.22
Third Quarter	93.03	83.74	88.65
Fourth Quarter	93.07	85.28	87.64
2019
First Quarter	99.19	88.86	97.00
Second Quarter	100.64	90.22	100.64
Third Quarter	101.93	90.25	94.15
Fourth Quarter	104.43	92.68	104.33
2020
First Quarter	106.72	60.68	65.10
Second Quarter	85.53	65.10	81.53
Third Quarter	89.53	81.53	83.86
Fourth Quarter	100.80	82.18	99.84
2021
First Quarter (through March 2, 2021)	106.29	97.94	100.00
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Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

▪	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

▪	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $0.225 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.225 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may reallow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

March 2021	Page 27

PLUS Based on the Value of a Weighted Basket Consisting of Four Basket Components due April 7, 2022

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated February 11, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 11, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated February 11, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 11, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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